EXHIBIT (a)(1)(E)

Offer to Purchase for Cash

650,000 Ordinary Shares

of

TTI Team Telecom International Ltd.

at

$6.00 Per Share

by

Team Software Industries Ltd.

The Offer and Withdrawal Rights Will Expire 5:00 p.m., New York Time,

 on Monday, March 10, 2003, Unless the Offer is Extended.

To Our Clients:

Enclosed for your consideration are an Offer to Purchase, dated February 7, 2003, and a related Letter of Transmittal in connection with the offer by Team Software Industries Ltd. (the "Bidder"), to purchase 650,000 ordinary shares, par value NIS 0.50 per share (the “Shares”), of TTI Team Telecom International Ltd. (“TTI”), at a price of $6.00 per share, net to the seller in cash, less any required withholding taxes, and without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, as amended from time to time, together constitute the “Offer”).

We are (or our nominee is) the holder of record of Shares held by us for your account.  A tender of your Shares or an objection to the completion of the Offer can be made only by us as the holder of record and pursuant to your instructions.  The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish to have us either (i) tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer or (ii) notify the Bidder of your objection to the completion of the Offer.

Your attention is directed to the following:

1. The offer price is $6.00 per share, net to you in cash, less any required withholding taxes and without interest.

2. The Offer is being made for 650,000 outstanding shares.

3. Shareholders may tender their Shares or deliver notices of objection until 5:00 p.m., New York time, on Monday, March 10, 2003, (the “Initial Offering Period”), unless the Offer is extended.

4. The Offer is conditioned on, among other things:

-

650,000 shares are validly tendered and not withdrawn prior to the expiration of the Initial Offer Period (the “Initial Expiration Date”), and the expiration of the Additional Offer Period (defined below), such that following consummation of the Offer, the Bidder owns 50.22% of the outstanding ordinary shares of TTI; and

-

in accordance with Israeli law, the aggregate number of shares tendered must exceed the number of shares represented by notices of objection to the Offer.

The Offer is not conditioned on the availability of financing or on the approval of the board of directors of TTI. Please see Section 12 of the Offer to Purchase, which sets forth in full the conditions to the Offer.

5. Promptly following the end of the Initial Offer Period, the Bidder will announce to the shareholders whether or not the conditions to the Offer have been met.  If the conditions have been met, the shareholders who have not responded to the Offer, who have notified the Bidder of their objection to the completion of the Offer or who have tendered their shares but have withdrawn their tender, will be entitled to tender their shares during an additional four calendar-day period after the end of the Initial Offer Period (the “Additional Offer Period”).

6. If a number of shares are validly tendered and not properly withdrawn prior to the expiration of the Additional Offer Period, such that the Bidder would purchase more than 650,000 ordinary shares, the Bidder will, upon the terms and subject to the conditions of the offer, accept for payment such number of shares on a pro rata basis from all tendering shareholders such that the Bidder would purchase 650,000 ordinary shares. Promptly following the expiration of the Additional Offer Period (the “Final Expiration Date”), the Bidder will announce the results of proration.  If the Bidder is unable to promptly determine the proration results, the Bidder will announce the preliminary results of proration.  Shares accepted for payment pursuant to the Offer will be paid promptly following the calculation of the final proration factor.

In accordance with applicable regulations of the SEC, the Bidder may purchase pursuant to the Offer an additional number of ordinary shares of TTI, not to exceed 2% of the outstanding ordinary shares of TTI (or 237,440 ordinary shares), without amending or extending the Offer.

7.  Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, share transfer taxes, with respect to the purchase of shares by the Bidder pursuant to the Offer.

If you wish to have us tender any or all of your Shares held by us for your account, please so instruct us by completing, executing and returning to us tender the instruction form contained in this letter.  Alternatively, if you wish to notify the Bidder of your objection to the Offer, please so instruct us by completing, executing and returning to us the objection instruction form contained in this letter.

An envelope in which to return your instructions to us is enclosed.  If you authorize the tender of your Shares, all of your Shares will be tendered unless otherwise specified in your instructions.  Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

           The offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all TTI shareholders.  The Bidder is not aware of any jurisdiction where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute.  If the Bidder becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of shares pursuant to the Offer, the Bidder will make a good faith effort to comply with that state statute.  If, after its good faith effort, the Bidder cannot comply with that state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of shares in that state.  In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Bidder will endeavor to make arrangements to have the Offer made on its behalf by one or more registered brok dealers licensed under the laws of that jurisdiction.

IMPORTANT: IF YOU SUBMIT A TENDER INSTRUCTION LETTER, BY WHICH YOU TENDER YOUR SHARES, AND THEREAFTER YOU DELIVER TO US AN OBJECTION INSTRUCTION LETTER WITH RESPECT TO THOSE SHARES, WE WILL DISREGARD YOUR TENDER INSTRUCTION LETTER. SIMILARLY, IF YOU SUBMIT TO US AN OBJECTION INSTRUCTION LETTER WITH RESPECT TO YOUR SHARES AND THEREAFTER YOU DELIVER TO US A TENDER INSTRUCTION LETTER BY WHICH YOU TENDER THOSE SHARES, WE WILL DISREGARD YOUR OBJECTION INSTRUCTION LETTER.  IF YOU SUBMIT A TENDER INSTRUCTION LETTER AND AN OBJECTION INSTRUCTION LETTER CONURRENTLY WITH RESPECT TO THE SAME SHARES, THE OBJECTION INSTRUCTION LETTER WILL BE DISREGARDED.

TENDER INSTRUCTION LETTER

with Respect to the Offer

to Purchase for Cash

650,000 Ordinary Shares

of

TTI Team Telecom International Ltd.

by

Team Software Industries Ltd.

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated February 7, 2003 (the “Offer to Purchase”), and the related Letter of Transmittal in connection with the offer by Team Software Industries Ltd. (the “Bidder”), to purchase 650,000 ordinary shares, par value NIS 0.50 per share (the “Shares”), of TTI Team Telecom International Ltd. at a price of $6.00 per share, net to the seller in cash, less any required withholding taxes, and without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, as amended from time to time, together constitute the “Offer”).

This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of shares to be tendered:*

Date:

Signature(s)

Please type or print name(s)

Please type or print address

Area code and telephone number

Taxpayer Identification or Social Security Number

   *  Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

PLEASE NOTE THAT THIS TENDER INSTRUCTION LETTER IS TO TENDER YOUR SHARES IN ACCORDANCE WITH THE TERMS AND CONDITIONS DESCRIBED IN THE OFFER TO PURCHASE.  IF YOU WISH TO OBJECT TO THE COMPLETION OF THE OFFER, PLEASE COMPLETE THE “OBJECTION INSTRUCTION LETTER” AND RETURN IT TO US.

OBJECTION INSTRUCTION LETTER

with Respect to the Offer

to Purchase for Cash
650,000 Ordinary Shares

of

TTI Team Telecom International Ltd.

by

Team Software Industries Ltd.

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated February 7, 2003, and the related Letter of Transmittal in connection with the offer by Team Software Industries Ltd. (the “Bidder”), to purchase 650,000 ordinary shares, par value NIS 0.50 per share (the “Shares”), of TTI Team Telecom International Ltd. at a price of $6.00 per share, net to the seller in cash, less any required withholding taxes, and without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, as amended from time to time, together constitute the “Offer”).

This will instruct you to object to the completion of the Offer for the number of Shares indicated below (or, if no number is indicated below, all shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of shares held:

Date:

Signature(s)

Please type or print name(s)

Please type or print address

Area code and telephone number

Explanation of Objection Instruction Letter.  Under Israeli law, the shareholders of TTI may respond to the Offer by accepting the Offer and tendering all or any portion of their shares in accordance with the Offer to Purchase or by notifying the Bidder of their objection to the Offer by executing and delivering this Objection Instruction Letter to us.  Alternatively, they may simply do nothing and not tender their shares or object to the Offer. It is a condition to the Offer that as of the Initial Expiration Date, the aggregate number of shares tendered in the Offer is greater than the number of shares represented in Notices of Objection.  In making this calculation, the Bidder excludes its shares and the shares owned by its affiliates.  The Bidder will make this calculation and announce the results promptly after the Initial Expiration Date.  If this and the other conditions to the Offer have been satisfied, shareholders will be afforded an additional f our calendar days to tender their shares in the Offer or withdraw shares already tendered, but Notices of Objection will no longer be accepted.

PLEASE NOTE THAT THIS OBJECTION INSTRUCTION LETTER IS TO OBJECT TO THE COMPLETION OF THE OFFER.  IF YOU WISH TO TENDER YOUR SHARES IN ACCORDANCE WITH THE TERMS AND CONDITIONS DESCRIBED IN THE OFFER TO PURCHASE, PLEASE COMPLETE THE “TENDER INSTRUCTION LETTER” AND RETURN IT TO US.